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                          EXHIBIT INDEX

Exhibit  Description                              Page
-------  -----------                              ----

1-C      Form of Distribution Agreement           Filed herewith

5        Opinion of Counsel                       Filed herewith

23       Consent of Coopers & Lybrand L.L.P.      Filed herewith

24-A     Certified copy of vote of Board of       Filed herewith
         Directors, containing power of attorney

24-B     Power of Attorney                        Filed herewith

25       Statement of eligibility and             Filed herewith
         qualification of State Street Bank
         and Trust Company (Form T-1)